Exhibit 23.02



               Consent of Ernst & Young LLP, Independent Auditors

             We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan of Elantec Semiconductor, Inc. of our report dated October 22, 1996, with respect to the consolidated financial statements and schedule of Elantec Semiconductor, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                                          /s/ Ernst & Young LLP




San Jose, California
October 28, 1997